AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2017
REGISTRATION NO. 333-_____
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of Registrant as specified in its charter)

VIRGINIA		54-0135270
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
3525 FAIRYSTONE PARK HIGHWAY BASSETT, VA 24055 (276) 629-6000
(Address, including zip code, of registrant’s principal executive offices)

BASSETT FURNITURE INDUSTRIES, INCORPORATED 2017 EMPLOYEE STOCK PURCHASE PLAN BASSETT FURNITURE INDUSTRIES, INCORPORATED 2010 STOCK INCENTIVE PLAN

(Full Titles of Plans)

Jay R. Hervey Vice President 3525 Fairystone Park Highway Bassett, VA 24055 (276) 629-6000
(Name, address, including zip code, and telephone number, including area, code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed aggregate offering price(3)	Amount of registration fee
Bassett Furniture, Industries, Incorporated Common Stock, par value $5.00 per share, issuable under the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan.	250,000	$25.65	$6,412,500	$743.27
Bassett Furniture Industries, Incorporated Common Stock, par value $5.00 per share, issuable under the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan	750,000	$25.65	$19,237,500	$2,229.68

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.

(2)     Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by the NASDAQ Global Select Market on March 31, 2017, which is a specified date within five business days prior to the original date of filing of this registration statement.

(3)     Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

explanatory note

This Registration Statement on Form S-8, filed by Bassett Furniture Industries, Incorporated, a Virginia corporation (the “Registrant”), registers 1,000,000 shares of its Common Stock, par value $5.00 per share, 250,000 of which are authorized and reserved for issuance under the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan and 750,000 of which are authorized and reserved for issuance under the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan..

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K filed with the Commission on January 19, 2017 for the fiscal year ended November 26, 2016;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 9, 2017;

(c)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on March 30, 2017; and

(d)

The description of the Registrant’s Common Stock, par value $5.00 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on March 22, 1965, as amended on Form 8-A12G/A filed with the Commission on July 6, 1998, including any amendments to such Registration Statement hereafter filed.

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Officers and Directors

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the “Code”) permits a Virginia corporation to indemnify an individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding, if the director or officer conducted himself or herself in good faith and believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation and, in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification may be made, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard described above; provided, however, that a court may order indemnification to the extent of the director’s or officer’s reasonable expenses if it determines that, considering all the relevant circumstances, the director or officer is entitled to indemnification even though he or she was adjudged liable to the corporation, and may also order the corporation to pay the director’s or officer’s reasonable expenses incurred to obtain the order of indemnification. In any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, no indemnification may be made if the director or officer is adjudged liable on the basis that personal benefit was improperly received by him or her.

A Virginia corporation may pay for or reimburse any director or officer for reasonable expenses incurred in any proceeding in advance of final disposition of the proceeding, if (i) the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct described above, and (ii) the director or officer furnishes the corporation with a written undertaking, executed personally or on his or her behalf, to repay any funds advanced if the director or officer is not entitled to mandatory indemnification (as described below) and it is ultimately determined that the director or officer has not met the relevant standard of conduct.

Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or by any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The Bylaws of the Company require the Company to indemnify the Company’s directors and officers to the extent, in the manner and subject to compliance with the Code as described above.

The Code permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit Index following signatures.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REGISTRANT SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henry, Commonwealth of Virginia, on March 31, 2017.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

By:	/S/ Robert H. Spilman, Jr.
Robert H. Spilman, Jr. Chairman and Chief Executive Officer

By:	/S/ J. Michael Daniel
J. Michael Daniel Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Bassett Furniture Industries, Incorporated, do hereby constitute and appoint Robert H. Spilman, Jr., our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/S/ Robert H. Spilman, Jr.		March 31, 2017
Robert H. Spilman, Jr.	Chairman, Chief Executive Officer and Director

/S/Paul Fulton		March 31, 2017
Paul Fulton	Chairman Emeritus and Director

/S/ John R. Belk		March 31, 2017
John R. Belk	Director

/S/ Kristana Cashman		March 31, 2017
Kristina Cashman	Director

/S/ George W. Henderson, III		March 31, 2017
George W. Henderson, III	Director

/S/ J. Walter McDowell		March 31, 2017
J. Walter McDowell	Director

/S/ William C. Wampler, Jr.		March 31, 2017
William C. Wampler, Jr.	Director

/S/ William C. Warden, Jr.		March 31, 2017
William C. Warden, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Description	Incorporation by Reference

4.1	Articles of Incorporation of the Registrant, as amended	(1)
4.2	By-laws of the Registrant, as amended	(2)
5.1	Opinion regarding legality of shares of Registrant’s Common Stock	(3)
23.1	Consent of Ernst & Young, LLP	(3)
23.2	Consent of McGuireWoods LLP	(4)
24.1	Power of Attorney	(5)
99.1	Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan	(6)
99.2	Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan	(7)

(1)	Incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1994.

(2)	Incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 17, 2017.

(3)	Filed herewith.

(4)	Contained in the Opinion filed as Exhibit 5.1.

(5)	The Power of Attorney is contained within the Registrant’s signature page on the Registration Statement on Form S-8.

(6)	Incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 7, 2017.

(7)	Incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 8, 2016.